EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of our report dated March 17, 2015 relating to the financial statements and financial statement schedules, which appears in Triple-S Management Corporation’s Annual Report on Form 10‑K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLC

San Juan, Puerto Rico
May 11, 2017